                          FIRST SUPPLEMENTAL INDENTURE


     FIRST SUPPLEMENTAL INDENTURE dated as of ________________, 1997 ("First Supplemental Indenture") to the Indenture dated as of ________________, 1997 (the "Indenture") between St. Paul Bancorp, Inc., a Delaware corporation (herein called the "Company"), and Harris Trust and Savings Bank, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Trustee"), having its Corporate Trust Office located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture;

     WHEREAS, the Company desires in and by this First Supplemental Indenture to create a first series of securities to be issued under the Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other provisions and agreements in respect thereof as are in the Indenture provided or permitted; and

     WHEREAS, all acts and things necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the premises, the sum of one dollar duly paid by the Trustee to the Company at or before the execution and delivery of this First Supplemental Indenture, and for other good and valuable consideration, the receipt thereof is hereby acknowledged, the Company covenants and agrees to and with the Trustee for the equal and proportionate benefit and security of the holders of the securities as hereinafter set forth:

                                   ARTICLE I

                          _____% SENIOR NOTES DUE 2004

     Section 1.1. There is hereby created a first series of securities to be issued under and secured by the Indenture and to be designated as the ____% Senior Notes Due 2004 (herein called the "Notes").

     Section 1.2. The aggregate principal amount of the Notes which may be authenticated for original issue shall not exceed $100,000,000.

     Section 1.3. The Notes will be represented by one or more global securities which shall bear a legend to the extent required by Section 2.3 of the Indenture and shall be deposited with The Depository Trust Company ("DTC"), which is designated as Depository under the Indenture.

     Section 1.4. The maturity of the Notes shall be _____________, 2004.

     Section 1.5. The Notes shall bear interest from the date of original issuance at an interest rate of ____% per annum until paid in full.

Interest will be payable on each Interest Payment Date to the person who is the Holder as of the close of business on the Regular Record Date. The Regular Record Date for the Notes shall be the seventh day of the month (whether or not a Business Day) immediately preceding an Interest Payment Date. Interest will accrue, at the applicable interest rate as set forth above, from and including each Interest Payment Date (or, in the case of the first Interest Payment Date from the date of issuance) to but excluding the next Interest Payment Date. In the event an Interest Payment Date falls on a day other than a Business Day, interest will be paid on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such Interest Payment Date to such next succeeding Business Day. The amount of interest payable on each Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Section 1.6. The Notes may not be redeemed at the option of the Company.

     Section 1.7. The Notes shall have such other terms and provisions, to the extent not inconsistent with the foregoing, as are set forth in the Indenture and the form of Note attached as Exhibit A hereto.

                                   ARTICLE II

                                 MISCELLANEOUS

     Section 2.1. Unless otherwise defined herein, all capitalized terms used in this First Supplemental Indenture have the respective meanings set forth in the Indenture. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     Section 2.2. Each of the Company and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective covenants and agreements set forth in the Indenture.

     Section 2.3. All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     Section 2.4. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or of the Indenture shall not in any way be affected or impaired thereby.

     Section 2.5. Nothing in this First Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 2.6. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as amended, that is required under such Act to be a part of and govern this First Supplemental Indenture, such required provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or shall be excluded, as the case may be.

     Section 2.7. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     Section 2.8. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.


                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


[SEAL]                                 ST. PAUL BANCORP, INC.


Attest:

By:                                    By
   --------------------------------      ---------------------------------------
   Name:                                 Name:
   Title:                                Title:



[SEAL]                                 HARRIS TRUST AND SAVINGS BANK,
                                         as Trustee

Attest:


By:                                    By
   --------------------------------      ---------------------------------------
   Name:                                 Name:
   Title:                                Title:

                                                                       EXHIBIT A
                                                                       ---------


                             ST. PAUL BANCORP, INC.

                           ____% SENIOR NOTE DUE 2004


NO. R-1
CUSIP NO. ______________                                       U.S. $100,000,000

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     ST. PAUL BANCORP, INC., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the sum of One Hundred Million Dollars (U.S.$100,000,000) on ______________, 2004, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from ____________, 1996, or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, semi-annually on ______________ and ______________ in each year, commencing ______________, 1997, through maturity (each an "Interest Payment Date"), until the principal hereof is paid or has been duly provided for, at the rate of ___% per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the __________ or __________, as the case may be, next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on each Interest Payment Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date not more than 15 days and not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest and not less than 10 days after the receipt by the Trustee from the Company of notice of the proposed payment, notice of which record date shall be given to

Holders of Notes not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of _______________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                     * * *

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

DATED:                      , 1997
        --------------------
                                       ST. PAUL BANCORP, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

[Seal]

ATTEST:

---------------------------------


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated and referred to in the within-mentioned Indenture.


                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                               [Reverse of Note]

                             ST. PAUL BANCORP, INC.

                           ____% SENIOR NOTE DUE 2004


     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company, all such Securities issued and to be issued under an Indenture for Debt Securities (herein, together with all indentures supplemental thereto, called the "Indenture") dated as of _______________, 1997, between the Company and Harris Trust and Savings Bank, as Trustee, to which Indenture reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series designated on the face hereof (the "Notes").

     The Notes are not redeemable by the Company prior to maturity and do not provide for any sinking fund.

     If any Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the

Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer herefor or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of ____________________, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Company and the Securities Registrar duly executed by the Holder herefor or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3 of the Indenture, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the issuer receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section
3.1 of the Indenture shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

     The Company may at any time in its sole discretion determine that Securities of a series issued in global form shall no longer be represented by such a Security or Securities in global form. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment, penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof.

     The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article 4 of the Indenture.

     Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN  - as joint tenants with right of survivorship
                    and not as tenants in common
          UNIF GIFT MIN ACT -
            ___________________ Custodian ______________________
                  (Cust)                         (Minor)

            Under Uniform Gifts to Minors Act

            ____________________________________________________

     Additional abbreviations may also be used though not in the above list.
                           __________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


  PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------
|                                 |
-----------------------------------

--------------------------------------------------------------------------------
           (Please Print or Typewrite Name and Address of Assignee)

the within instrument of ST. PAUL BANCORP, INC. and does hereby irrevocably constitute and appoint _________________________________________________________
_______ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Dated _____________                           _________________________
                                                           Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration by enlargement or any change whatever.

                                      A-8